FORM OF AGREEMENT AND
                        ASSIGNMENT BY SGI INTERNATIONAL

                                       TO

                              LFC TECHNOLOGIES LLC
                                (First Transfer)


This AGREEMENT AND ASSIGNMENT (this "Agreement"), is made effective as of October 29, 1999, by and between SGI International ("SGI") and LFC Technologies LLC ("LFC Co."),

                                  WITNESSETH:

WHEREAS, SGI is the inventor of the LFC Technology, which upgrades low grade coal into a higher Btu coal and produces coal liquids;

WHEREAS, SGI entered into a partnership with SMC Mining Company whose name was later changed to Bluegrass Coal Holding Company ("Bluegrass") and whose wholly-owned subsidiary, ENCOAL Corporation ("Encoal") constructed a Liquids from Coal ("LFC") Demonstration Plant (the "Plant") in Gillette, Wyoming;

WHEREAS, SGI holds a fifty percent (50%) partnership interest (the "Partnership Interest") and Bluegrass owns the remaining fifty percent (50%) partnership interest in, a California Partnership, the TEK-KOL Partnership (the "Partnership"), that owns the technology used in the Plant;

WHEREAS, in connection with termination of the Partnership, (i) a fifty percent (50%) undivided interest in the LFC Technology has been assigned to SCI and (ii) after SGI has acquired the Bluegrass Partnership Interest, the remaining fifty percent (50%) interest in the LFC Technology will be assigned to SGI;

WHEREAS, SGI entered into various agreements with MLFC Corporation, a wholly owned subsidiary of Mitsubishi Corporation, as of January 14, 1999, to establish LFC Co.;

WHEREAS, as part of a restructuring of the joint venture between MLFC and SGI described more specifically in a Letter of Intent dated as of September 24, 1999 (the "LOI"), SGI intends to convey all of its present interests in the LFC Technology (defined below), including without limitation, all interests in the Intellectual Property Rights (defined below) with respect to the LFC Technology and the LFC Patents (defined below) (but excluding the Plant and the Partnership Interest) to LFC Co.; and

WHEREAS, after the completion of the acquisition of the Bluegrass Partnership Interest, SGI will assign the remaining fifty percent (50%) interest in the LFC Technology to LFC Co. in order to enable LFC Co. to have the full and exclusive right, title and interest in and to the LFC Technology,

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

Article 1. Definition

The following words and phrases, unless the context clearly indicates otherwise, shall have the meanings set forth below:

"LFC Affiliate" shall mean and collectively include Mitsubishi Corporation, MLFC Corporation, Mitsubishi Heavy Industries, Ltd. and any person, corporation, company, partnership, joint venture, entity and/or firm which, directly or indirectly, controls, is controlled by or is under common control with Mitsubishi Corporation, MLFC Corporation and/or Mitsubishi Heavy Industries,

Ltd. A person shall be deemed to be "controlled by" any other person if such person possesses, directly or indirectly, power (a) to vote 50% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

"Intellectual Property Rights" shall mean all rights and intangible property and confidential information, worldwide, both statutory and nonstatutory, and includes but is not limited to: ideas, concepts, designs, inventions, improvements, works of authorship (e.g., computer programs, drawings, and other works subject to copyrights, design rights or like protection), trade secrets, and other intangible personal property of any kind, which can be protected against unauthorized manufacture, use, sale, copying, distribution or importation by persons other than the owner or authorized user thereof, including, without limitation:

(a) patents, utility models, inventor certificates, registered designs, mask works and applications for securing such rights;

(b) copyright registrations and applications for securing copyright registrations; and

(c) all other rights available to prevent the unlawful use or disclosure of trade secrets and other confidential information; provided, however, that Intellectual Property Rights shall not include trademarks, service marks, trade names or other designations of origin.

"LFC Patents" shall mean those patents and patent applications listed on Schedule A attached hereto.

"LFC Technology" shall mean any and all information and know-how, as of the execution date of this Agreement, relating to SGI's (or SGI's sublicensees) existing and future products with respect to (i) methods of production relating to the mild pyrolysis upgrading of low-rank subbituminous and lignite coal including without limitation the convection drying and mild pyrolysis of low-rank subbituminous coal, with controlled convection gas composition, temperature, and flow rate; (ii) methods for controlled cooling and stabilization of the solid product; and (iii) methods for providing process heat through the efficient and controlled combustion of low-heating-value recycled gas. LFC Technology shall include without limitation, the LFC Patents, printed and unprinted technical data, trade secrets, inventions, discoveries, techniques, works, processes, methods, plans, software, designs, specifications, communications, protocols, source and object codes and modifications, test procedures, program cards, tapes, disks and all other scientific or technical information in whatever form, including all Intellectual Property Rights arising therefrom.

"Related Agreements" shall mean the Operating Agreement for LFC Co., the LFC Joint Venture Formation Agreement dated as of January 14, 1999 between SGI and MLFC, the Services Agreement dated as of January 14, 1999 among SGI, MLFC and LFC Co. and any other agreements and amendments related thereto.

Article 2. Assignment and Acceptance

SGI hereby irrevocably assigns, sets over, transfers and conveys to LFC Co., free and clear of all liens and encumbrances, and LFC Co. hereby accepts, (a) all of SGI's undivided fifty percent (50%) worldwide right, title and interest in and to the LFC Technology, including without limitation, the LFC Patents and the Intellectual Property Rights with respect to the LFC Technology, and (b)all rights, interests, claims and demands recoverable, in law and equity, that SGI has or may have in profits and damages for past, present and future infringements of any of the foregoing, including but not limited to, the right to compromise, sue and collect such profits and damages, in each case, for the full term or terms for which the same may be granted (collectively, the "Assigned Rights").

Article 3. Representations and Warranties

In order to induce LFC Co. to enter into this Agreement, SGI hereby represents and warrants that:

(a) SGI is the sole and exclusive owner of all right, title and interest in and to the Assigned Rights, free and clear of all liens, encumbrances and restrictions,

(b) All necessary action has been taken by SGI under the laws of the State of Utah to approve the execution and consummation of this Agreement,

(c) SGI has all necessary corporate power to enter into and perform its obligations under this Agreement and has taken all necessary corporate action under the laws of Utah and its certificate of incorporation and by-laws (or similar documents) to authorize the execution and consummation of this Agreement,

(d) Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions herein contemplated nor the fulfillment of or compliance with the terms and provisions hereof, will (1) violate any provision of law, regulations, ordinances, government orders, court decrees or similar items applicable to SGI or otherwise in force and effect in the United States, or (2) conflict with or result in a breach of any of the terms, conditions or provisions of or constitute a default under the certificate of incorporation or by-laws of SGI, or any agreement or instrument to which SGI is a party or by which it is bound,

(e) All necessary government approvals have been obtained, and all government filings have been made, as necessary for the parties to enter into this Agreement and to perform in accordance with its terms,

(f) SGI has the full right, power and authority to assign and transfer to LFC Co. the Assigned Rights in accordance with the terms and provisions of this Agreement,

(g) The Assigned Rights do not infringe on or violate any right of any third party, and

(h) There is no action, suit, claim, proceeding or governmental investigation pending or, to the best of SGI's knowledge, threatened against SGI with respect to the Assigned Rights.

Article 4. Indemnification

SGI agrees to indemnify, hold harmless and defend LFC, LFC Affiliates, their respective directors, officers, employees and agents, the directors, officers, and employees (collectively, the Indemnified LFC Parties") from, against and with respect to any claims, suits, demands, judgments, causes of action, damages, costs and expenses (including, without limitation, attorneys fees and litigation costs and expenses) arising out of (i) any breach of any representation, warranty, statement or covenant by SGI, or any distributor, agent or representative of SGI, made or given in or in connection with this Agreement and (ii) any actual or alleged infringement of the Assigned Rights arising out of acts or events occurring prior to the date of this Agreement. This indemnification shall survive the execution of this Agreement and payment by LFC Co. of the Contract Price (defined below).

Article 5. Covenants

5.1 SGI shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required in or by the applicable laws and regulations to enable it lawfully to enter and perform its obligations under this Agreement or to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement.

5.2 SGI shall, whenever requested, promptly communicate to LFC Co. or its representatives any facts known to it relating to any of the Assigned Rights, testify by affidavit or otherwise in any interference or legal proceedings involving any of the Assigned Rights, and execute any additional instruments, documents, conveyances or assurances, or take such other actions, that may be necessary or reasonably desirable to enable LFC Co. or its representatives, successors, nominees or assigns to secure full and complete protection for each of the Assigned Rights or that may be necessary or reasonably desirable to vest LFC Co. or its successor, nominee or assign the rights conveyed hereunder in and to each of the Assigned Rights, including, but not limited to, authorizing and permitting LFC Co. to record singly, without need of further participation of

SGI, LFC Co.'s ownership of any thereof with the US Patent office or any other governmental authority, agency or body.

5.3 SGI shall not assign, mortgage, charge, pledge or encumber the whole or any part of the Assigned Rights, any Partnership Interest or any of the LFC Technology to any third party.

Article 6. Price and Pavment

In consideration of the assignment by SGI to LFC of the Assigned Rights, LFC Co. shall pay to SGI Seven Hundred Fifty Thousand US Dollars (US$750,000) (the "Contract Price") upon the Closing Date (defined below) by wire transfer to a bank account of SGI designated no less than three (3) business days prior to the Closing Date.

Article 7. Closing

The Closing Date shall be the date upon which MLFC receives written confirmation that the instruments of assignment of each and all of the LFC Patents have been filed for recordation with the U.S. Patent and Trademark office evidencing assignments of the LFC Patents (a) from the Partnership to SGI and (b) from SGI to LFC Co.

Article 8. Confidentiality

The parties agree that Section 4 of the Second Amendment to LFC Technologies LLC Operating Agreement executed concurrently herewith shall be applicable to all confidential information with respect to the Assigned Rights and the LFC Technology.

Article 9. Miscellaneous

9.1 This Agreement and the Related Agreements, together with any exhibits and schedules hereto and thereto, contain the entire agreement and understanding between the parties with respect to the subject matter hereof, and merge all prior discussions, representations and negotiations with respect to the subject matter of this Agreement.

9.2 SGI shall not assign or transfer any of the rights or obligations hereunder without the prior written consent of LFC Co.

9.3 This Agreement is made in accordance with and shall be governed by and construed in accordance with the laws of the State of California, U.S.A., as applied to contracts executed and performed entirely with the State of California, without regard to conflicts of laws rules.

9.4 If a dispute arises between the parties relating to the interpretation or performance of or non-performance under this Agreement or the grounds for the termination thereof, the parties agree to hold a meeting promptly following the request of a party, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If, within thirty (30) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to final and binding arbitration in Los Angeles, California in accordance with the rules of the American Arbitration Association as in effect as of the date of this Agreement. To the extent not provided under the rules of the American Arbitration Association, the parties shall have the right of discovery as accorded to parties in civil litigation under the U.S. Federal Rules of Civil Procedure. The parties shall bear the cost of arbitration equally unless the arbitrators require the non-prevailing party to bear all or any unequal portion of the prevailing party's costs (including, without limitation, the prevailing party's reasonable attorneys' fees). The arbitrators will be instructed to prepare and deliver a written, reasoned opinion conferring their decision. Decisions of the arbitrators shall be made by a majority vote. The award rendered in an arbitration commenced hereunder shall be final and conclusive and judgment thereon may be rendered in any court having jurisdiction for its enforcement.

The rights and obligations of the parties to arbitrate any dispute relating to the interpretation or performance of or non-performance under this Agreement or the grounds for the termination thereof shall survive the expiration or termination of this Agreement for any reason and shall apply notwithstanding compliance or non-use of the good faith resolution procedures of this Section.

Notwithstanding the foregoing, in the event of any breach or threatened or imminent breach of the provisions of this Agreement intended to protect proprietary information or designed to restrict the use of intellectual or industrial property rights, the parties hereto may seek temporary or intermediate injunctive relief (and similar remedies) from a court of competent jurisdiction and without having to pursue the good faith resolution efforts of this Section. For purposes of any litigation pursuant to the foregoing sentence or for purposes of enforcing the decision of the arbitrator pursuant to this Section, SGI and LFC Co. hereby (i) consent to the exclusive jurisdiction of Federal and state courts located in Los Angeles, California, (ii) agree not to contest venue before such courts on grounds of forum non conveniens or otherwise, and (iii) agree that service of process may be had by mail or by any other method permitted by applicable laws and rules.

Upon written request by either party, the arbitration shall be consolidated with any other arbitration involving any dispute, claim or controversy arising out of or in relation to any of the Related Agreements or any other document with respect thereto, or the breach, termination or invalidity thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date and year first above written.

SGI International, a Utah Corporation            LFC Technologies, LLC
By:  /S/ MICHAEL L. ROSE                         By:  /S/ SEIJI SHIRAKI
Name: Michael L. Rose                            Name: Se Shiraki
Title: President and CEO                         Title: Chief Executive Officer